Exhibit 99.1

China Jo-Jo Drugstores Reports Fiscal Year 2018 Financial Results

HANGZHOU, China, Jun. 29, 2018 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) (“Jo-Jo Drugstores” or the “Company”), a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products and a healthcare provider in China, today announced its financial results for the fiscal year ended March 31, 2018.

Mr. Lei Liu, Chief Executive Officer and Chairman of Jo-Jo Drugstores, Inc., commented, “Fiscal year 2018 has been an important transition year for China Jo-Jo Drugstores with revenues increased by 17.9% year-over-year to $96.11 million. We expanded our retail business, opening 55 new retail drugstores in key locations, and continued to improve services in our existing stores. While our e-commerce business continued its transition following the suspension of OTC drug sales on e-commerce platforms in fiscal year 2017, in the third and fourth quarters of fiscal 2018, our online pharmacy results began to stabilize as we optimized our product range.”

Mr. Liu continued, “We expect our efforts to focus on product selection and price negotiation with suppliers to increase our sales profit margin. Our e-commerce segment will continue its evolution following our initiatives to cooperate with commercial insurance companies, such as the People’s Insurance Company of China, and other active strategies. We look forward to executing our business objectives and we believe that there is still plenty of room for us to continue to grow at a rapid rate in the foreseeable future.”

Fiscal Year 2018 Financial Highlights

	For the Fiscal Year Ended March 31,
($ millions, except per share data)	2018	2017	Change
Revenues	96.11	81.50	17.9%
Retail drugstores	61.98	51.79	19.7%
Online pharmacy	12.13	15.39	(21.2)%
Wholesale	22.00	14.32	53.6%
Gross profit	20.13	16.63	21.0%
Gross margin	20.9%	20.4%	0.5 pp*
Loss from operations	(18.02)	(6.10)	195.5%
Net loss attributable to Jo-Jo Drugstores	(17.06)	(5.64)	202.3%
Loss per share	(0.68)	(0.28)	141.4%

* Notes: pp represents percentage points

●	Revenues increased by 17.9% to $96.11 million for the fiscal year ended March 31, 2018 from $81.50 million for the last fiscal year, mainly due to the increase in retail drugstores and wholesale business, partially offset by the decrease in online pharmacy business.

●	Gross profit increased by 21.0% to $20.13 million for the fiscal year ended March 31, 2018 from $16.63 million for the last fiscal year. Gross margin increased by 0.5 percentage points to 20.9% from 20.4% for the last fiscal year.

Fiscal Year ended March 31, 2018 Financial Results

Revenue

Revenue for the fiscal year ended March 31, 2018 increased by $14.61 million, or 17.9%, to $96.11 million from $81.50 million for the last fiscal year. The increase in revenue was primarily due to the increase in retail drugstores and wholesale business, partially offset by the decrease in online pharmacy business.

	For the Fiscal Year Ended March 31,
	2018			2017
($ millions)	Revenues	Cost of Goods	Gross Margin	Revenues	Cost of Goods	Gross Margin
Retail drugstores	61.98	45.92	25.9%	51.79	38.09	26.5%
Online pharmacy	12.13	10.86	10.5%	15.39	13.83	10.1%
Wholesale	22.00	19.21	12.7%	14.32	12.95	9.6%
Total	96.11	75.99	20.9%	81.50	15.39	20.4%

Revenue from the retail drugstores segment increased by $10.19 million, or 19.7%, to $61.98 million for the fiscal year ended March 31, 2018 from $51.79 million for the last fiscal year. The increase was primarily due to the increased number of stores, close monitoring of health products suitable to communities, brand-name health product sales campaign in cooperation with brand name suppliers, and value-added customer services such as chronic disease monitoring.

Revenue from the online pharmacy segment decreased by $3.26 million, or 21.2%, to $12.13 million for the fiscal year ended March 31, 2018 from $15.39 million for the last fiscal year. The decrease was mainly caused by a decline in our sales via e-commerce platforms. The decline in sales was due to the suspension of OTC drug sales on e-commerce platforms in the second quarter of fiscal year 2017 by the CFDA. The Company is adding more non-medical health products such as nutritional supplements into our sales menu to counteract the decline in sales of OTC drug category via e-commerce platforms.

Revenue from the wholesale segment increased by $7.68 million, or 53.6%, to $22.00 million for the fiscal year ended March 31, 2018 from $14.32 million for the last fiscal year. The increase was primarily a result of the Company’s ability to resell certain products, which our retail stores made large orders on, to other vendors at competitive prices.

Gross profit and gross margin

Total cost of goods sold increased by $11.12 million, or 17.1%, to $75.99 million for the fiscal year ended March 31, 2018 from $64.87 million for the last fiscal year. Gross profit increased by $3.50 million, or 21.0%, to $20.13 million for the fiscal year ended March 31, 2018 from $16.63 million for the last fiscal year. Overall gross margin increased by 0.5 percentage points to 20.9% for the fiscal year ended March 31, 2018, compared to 20.4% for the last fiscal year.

Gross margins for retail drugstores, online pharmacy and wholesale were 25.9%, 10.5%, and 12.7%, respectively, for the fiscal year ended March 31, 2018. This compared to gross margins for retail drugstores, online pharmacy and wholesale of 26.5%, 10.1%, and 9.6%, respectively, for the last fiscal year.

Loss from operations

Sales and marketing expenses increased by $5.82 million, or 45.0%, to $18.74 million for the fiscal year ended March 31, 2018 from $12.92 million for the last fiscal year, primarily due to increase in labor and rent related to our store expansions and rising local living cost.

General and administrative expenses increased by $10.14 million, or 131.9%, to $17.82 million for the fiscal year ended March 31, 2018 from $7.68 million for the last fiscal year. The increase in general and administrative expenses was primarily due to the increased number of administrative staff and their compensation, as well as additional accounts receivable and advances to vendors allowance of $4.7 million in the fiscal year ended March 31, 2018 as compared to an increase of $0.7 million in allowance in the year ended March 31, 2017.

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Impairment of long-lived assets was $1.58 million for the fiscal year ended March 31, 2018, compared to $2.12 million for the last fiscal year. Jiuxin Medicine started outsourcing its logistics service to Astro Boy Cloud Pan (Hangzhou) Storage and Logistics Co. Ltd, Jiuxin Medicine’s warehouse lease has been terminated. As a result, approximately unamortized $1,583,186 warehouse improvement is recognized as expense in the year ended March 31, 2018. Such impairment was made after we estimated that the implied fair value of long-lived assets was lower than the carrying value.

Loss from operations increased by $11.92 million, or 195.5%, to $18.02 million for the fiscal year ended March 31, 2018 from $6.10 million for the last fiscal year. Operating margin was negative 18.8% for the fiscal year ended March 31, 2018, compared to negative 7.5% for the last fiscal year.

Net loss

Net loss attributable to common shareholders for the fiscal year ended March 31, 2018 was $17.06 million, or $0.68 per basic and diluted share. This compared to net loss attributable to common shareholders of $5.64 million, $0.28 per basic and diluted share, for the last fiscal year.

Financial Condition

As of March 31, 2018, the Company had cash of $15.13 million, compared to $18.36 million as of March 31, 2017. Net cash used in operating activities was $2.07 million for the fiscal year ended March 31, 2018, compared to net cash provided by operating cash flow of $1.56 million for the last fiscal year. Net cash used in investing activities was $2.98 million for the fiscal year ended March 31, 2018, compared to $0.05 million for the last fiscal year. Net cash used in financing activities was $0.77 million for the fiscal year ended March 31, 2018, compared to net cash provided by financing activities of $10.64 million for the last fiscal year.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc. (“Jo-Jo Drugstores” or the “Company”), is a leading online and offline retailer and wholesale distributor of pharmaceutical and other healthcare products in China. Jo-Jo Drugstores currently operates retail drugstores and an online pharmacy. It is also a wholesale distributor of products similar to those carried in its pharmacies and it cultivates and sells herbs used for traditional Chinese medicine. For more information about the Company, please visit http://www.chinajojodrugstores.com/. The Company routinely posts important information on its website.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company’s encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Company Contact:

Frank Zhao
Chief Financial Officer
+86-571-88077108
frank.zhao@jojodrugstores.com

Steve Liu
Investor Relations Director
steve.liu@jojodrugstores.com

Investor Relations Contact:

Tina Xiao
Ascent Investor Relations LLC
+1-917-609-0333
tina.xiao@ascent-ir.com

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash	$15,132,640	$18,364,424
Restricted cash	16,319,551	9,431,386
Financial assets available for sale	175,140	87,068
Notes receivable	279,082	253,394
Trade accounts receivable, net of allowance for doubtful accounts of $4,561,314 and $1,415,505, as of March 31, 2018 and 2017 respectively	8,322,393	8,561,596
Inventories	13,429,568	9,923,101
Other receivables, net of allowance for doubtful accounts of $ 184,720 and $26,854, as of March 31, 2018 and 2017, respectively	3,098,079	2,269,193
Advances to suppliers, net of allowance for doubtful accounts of $3,058,092 and $1,502,255, as of March 31, 2018 and 2017, respectively	3,447,452	5,504,141
Other current assets	2,116,237	1,566,155
Total current assets	62,320,142	55,960,458

PROPERTY AND EQUIPMENT, net	2,843,640	4,263,157

OTHER ASSETS
Long-term investment	40,890	46,152
Farmland assets	796,286	718,787
Long term deposits	2,501,968	2,294,848
Other noncurrent assets	1,253,352	1,177,005
Intangible assets, net	4,056,414	2,712,611
Total other assets	8,648,910	6,949,403

Total assets	$73,812,692	$67,173,018

LIABILITIES AND STOCK HOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loan payable	$-	$-
Accounts payable, trade	25,259,526	19,441,195
Notes payable	19,180,200	12,691,575
Other payables	4,272,523	2,916,283
Other payables - related parties	850,342	927,052
Customer deposits	4,040,867	2,675,030
Taxes payable	366,040	681,939
Accrued liabilities	841,993	679,350
Total current liabilities	54,811,491	40,012,424

Purchase option and warrants liability	138,796	496,217
Total liabilities	54,950,287	40,508,641

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 28,936,778 and 25,214,678 shares issued and outstanding as of March 31, 2018 and March 31, 2017	28,937	25,215
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of March 31, 2018 and March 31,2017	-	-
Additional paid-in capital	43,599,089	36,581,248
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(29,661,190)	(12,601,257)
Accumulated other comprehensive income	3,586,460	1,350,062
Total stockholders’ equity	18,862,405	26,664,377

Total liabilities and stockholders’ equity	$73,812,692	$67,173,018

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended March 31,
	2018	2017
REVENUES, NET	$96,112,706	$81,499,045

COST OF GOODS SOLD	75,987,537	64,872,127

GROSS PROFIT	20,125,169	16,626,918

SELLING EXPENSES	18,739,492	12,923,192
GENERAL AND ADMINISTRATIVE EXPENSES	17,823,661	7,684,862
IMPAIRMENT OF LONG-LIVED ASSETS	1,583,186	2,117,042
TOTAL OPERATING EXPENSES	38,146,339	22,725,096

LOSS FROM OPERATIONS	(18,021,170)	(6,098,178)

INTEREST INCOME	478,976	379,790
INTEREST EXPENSE	-	(1,349)
OTHER INCOME, NET	201,096	19,888
CHANGE IN FAIR VALUE OF PURCHASE OPTION AND WARRANTS LIABILITY	357,421	140,032

LOSS BEFORE INCOME TAXES	(16,983,677)	(5,559,817)

PROVISION FOR INCOME TAXES	76,256	84,387

NET LOSS	(17,059,933)	(5,644,204)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	2,236,398	(1,507,751)

COMPREHENSIVE LOSS	(14,823,535)	(7,151,955)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	25,241,748	20,396,217
Diluted	25,241,748	20,396,217

LOSS PER SHARES:
Basic	$(0.68)	$(0.28)
Diluted	$(0.68)	$(0.28)

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

						Accumulated
	Common Stock			Retained Earnings		other	Non-
	Number of		Paid-in	Statutory		comprehensive	controlling
	shares	Amount	capital	reserves	Unrestricted	income/(loss)	interest	Total
BALANCE, March 31, 2016.	17,735,504	$17,736	22,088,267	1,309,109	(6,957,053)	2,857,813	-	$19,315,872

Stock based compensation	1,690,174	1,690	2,246,960	-	-	-	-	2,248,650
Net loss	-	-	-	-	(5,644,204)	-	-	(5,644,204)
Private direct offering financing	4,840,000	4,840	10,643,160	-	-	-	-	10,648,000
Issuance of common stocks in exchange of debts	949,000	949	1,602,821	-	-	-	-	1,603,810

Foreign currency translation loss	-	-	-	-	-	(1,507,751)	-	(1,507,751)
BALANCE, March 31, 2017.	25,214,678	$25,215	36,581,248	1,309,109	(12,601,257)	1,350,062	-	$26,664,377
Stock based compensation	3,722,100	3,722	7,017,841	-	-	-	-	7,021,563
Net loss	-			-	(17,059,933)	-	-	(17,059,933)
Foreign currency translation loss	-	-	-	-	-	2,236,398	-	2,236,398
BALANCE, March 31, 2018.	28,936,778	28,937	43,599,089	1,309,109	(29,661,190)	3,586,460	-	18,862,405

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(17,059,933)	$(5,644,204)
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt direct write-off and provision	4,009,636	679,271
Depreciation and amortization	1,383,810	1,316,747
Impairment of prepayment of lease use right	-	1,246,788
Farmland assets impairment	-	761,403
Impairment of land and road improvement	-	108,851
Impairment of leasehold improvement	1,583,186	-
Stock based compensation	7,021,563	2,248,650
Change in fair value of purchase option derivative liability	(357,421)	(140,084)
Change in operating assets:
Accounts receivable, trade	(2,072,486)	(717,386)
Notes receivable	(1,005)	(244,713)
Inventories and biological assets	(2,411,209)	191,564
Other receivables	(489,334)	(773,359)
Advances to suppliers	1,121,006	(3,020,156)
Long term deposit	15,103	-
Other current assets	(377,391)	(148,983)
Other noncurrent assets	36,091	35,509
Change in operating liabilities:
Accounts payable, trade	3,726,625	3,936,178
Other payables and accrued liabilities	1,115,267	1,250,755
Customer deposits	1,048,939	237,891
Taxes payable	(362,513)	234,780
Net cash provided by operating activities	(2,070,066)	1,559,502

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial assets available for sale	-	445,968
Purchase of financial assets available for sale	(75,513)	(89,194)
Acquisition of equipment	(414,398)	(140,209)
Increase intangible assets	(1,140,102)	-
Termination of a joint venture	-	104,059
Investment in a joint venture	-	(96,180)
Additions to leasehold improvements	(1,347,489)	(270,990)
Net cash provided by (used in) investing activities	(2,977,502)	(46,546)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term bank loan	-	(29,731)
Change in restricted cash	(5,664,224)	3,519,030
Proceeds from notes payable	27,461,423	24,577,096
Repayment of notes payable	(22,476,740)	(28,445,215)
Changes in other payables-related parties	-	375,659
Proceeds from sale of stock and warrants	-	10,648,000
Repayment of other payables-related parties	(91,395)	-
Net cash provided by (used in) financing activities	(770,936)	10,644,839

EFFECT OF EXCHANGE RATE ON CASH	2,586,720	(465,244)

(DECREASE) INCREASE IN CASH	(3,231,784)	11,692,551

CASH, beginning of year	18,364,424	6,671,873

CASH, end of year	$15,132,640	$18,364,424

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$1,349
Cash paid for income taxes	$27,825	$57,247
Issuance of common stocks in exchange of debts	$-	$1,603,810

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